                                  EXHIBIT 11
                                  ----------
                       COMPUTATION OF EARNINGS PER SHARE

                                                       Three Months Ended
                                              ---------------------------------
                                                             March 31,
                                              ---------------------------------
                                                  1996             1995
                                              ---------------------------------
                                            (in thousands, except per share data)
Primary:
Net Income                                     $  4,159        $   3,338
                                                =======         ========
Weighted average number of
   common shares outstanding                      9,597            9,716

Add:
Dilutive effect of outstanding options,
   as determined by the application
   of the treasury stock method using
   the average market price of the Company's
   common stock                                     325              216
                                                -------         --------

Weighted average number of common
   and common equivalent shares                   9,922            9,932
                                                -------         --------

Primary earnings per share                     $    .42        $     .34
                                                =======         ========

Fully diluted:

Weighted average number of common
  and common equivalent shares                    9,922            9,932

Add:
Additional dilutive effect of outstanding
  options, as determined by the application
  of the treasury stock method using the
  quarter end market price of the Company's
  common stock                                       22                4
                                                -------         --------

Weighted average number of common
  shares fully diluted                            9,944            9,936
                                                -------         --------

Fully diluted earnings per share               $    .42*       $     .34*
                                                =======         ========

*Not presented in Financial Statements since dilutive effect is less than 3%.